                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

                                          [_] Confidential, for Use of the
[X] Definitive Proxy Statement                Commission Only (as Permitted by
                                              Rule 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                   THE FIRST AMERICAN FINANCIAL CORPORATION
               (Name of Registrant as Specified In Its Charter)


   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1)  Title of each class of securities to which transaction applies:

  (2)  Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4)  Proposed maximum aggregate value of transaction:

  (5)  Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing fee for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1)  Amount previously paid:

  (2)  Form, Schedule or Registration Statement No.:

  (3)  Filing Party:

  (4)  Date Filed:

        [LOGO OF THE FIRST AMERICAN FINANCIAL CORPORATION APPEARS HERE]

                   The First American Financial Corporation

  Home Office: 1 First American Way, Santa Ana, CA 92707-5913 . 714-800-3000

April 10, 2000

Dear Fellow Shareholder:

   You are cordially invited to attend our Annual Meeting of Shareholders at 2:00 p.m., Pacific Time, on Thursday, May 11, 2000, at the executive offices of The First American Financial Corporation, located at 1 First American Way, Santa Ana, California. Please note that we have moved our executive offices since last year's Annual Meeting. We have included a map and directions to our executive offices on the inside back cover of the proxy statement.

   With this letter, we are including the notice for the Annual Meeting, the proxy statement, the proxy card and our 1999 annual report. This year we have taken the opportunity to write the proxy statement in jargon-free "plain English." We hope you find its simplified format helpful and we welcome your comments.

   This year we have also made arrangements for you to vote your proxy over the Internet or by telephone, as well as by mail with the traditional proxy card. See the proxy card for instructions on these new methods of voting.

   Your vote is important. Whether or not you plan on attending the Annual Meeting on May 11, we hope you will vote as soon as possible.

   Thank you for your ongoing support of and continued interest in The First American Financial Corporation.

                                          D. P. Kennedy
                                          /s/ D. P. KENNEDY

                                          Chairman of the Board

        [LOGO OF THE FIRST AMERICAN FINANCIAL CORPORATION APPEARS HERE]

                   The First American Financial Corporation

  Home Office: 1 First American Way, Santa Ana, CA 92707-5913 . 714-800-3000

                               ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To be Held on May 11, 2000

                               ----------------

   The Annual Meeting of Shareholders of The First American Financial Corporation, a California corporation, will be held at 2:00 p.m., Pacific Time, on Thursday, May 11, 2000, at the executive offices of The First American Financial Corporation, located at 1 First American Way, Santa Ana, California, for the following purposes:

  1. To elect 13 persons to serve on our board of directors for the next year.

  2. To amend our articles of incorporation to change the name of our company to "The First American Corporation."

  3. To transact such other business as may properly come before the meeting or any adjournments thereof.

   Only shareholders of record at the close of business on March 27, 2000, are entitled to notice of the meeting and an opportunity to vote.

   It is hoped that you will be present at the meeting to vote in person. However, if you are unable to attend the meeting and vote in person, please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy (1) over the Internet, (2) by telephone, or (3) by mail. For specific instructions, please refer to the questions and answers commencing on page 2 of the proxy statement and the instructions on the proxy card.

                                          /s/ MARK R ARNESEN
                                          Mark R Arnesen,
                                          Secretary

Santa Ana, California
April 10, 2000

        [LOGO OF THE FIRST AMERICAN FINANCIAL CORPORATION APPEARS HERE]

                   The First American Financial Corporation
  Home Office: 1 First American Way, Santa Ana, CA 92707-5913 . 714-800-3000

                               ----------------

                                PROXY STATEMENT
               Solicitation of Proxies by the Board of Directors

                               ----------------

   Our board of directors is soliciting proxies from holders of our common shares for use at the annual meeting of our shareholders to be held on May 11, 2000, at 2:00 p.m., Pacific Time. The meeting will be held at the executive offices of The First American Financial Corporation, located at 1 First American Way, Santa Ana, California. Since we have recently moved our offices, we have included a map and directions to our executive offices on the inside back cover of the proxy statement for your convenience.

   The approximate date on which this proxy statement and the enclosed proxy card, notice of annual meeting, chairman's letter and 1999 annual report were first mailed to our shareholders is April 13, 2000.

   You will notice that this proxy statement has been written in a different style than in years past. The Securities and Exchange Commission requires portions of certain documents to be written in "plain English." The "plain English" rules set forth guidelines for preparing written documents without using confusing legal and technical language. Although the SEC rules do not require proxy statements to be written in "plain English," we have decided to write parts of our proxy statement that way. We want you to have access to information about us in a direct and understandable way. We feel there is no need to sort through complex legal language that adds little to an understanding of who we are and where we are headed.

   In furtherance of this goal, the remainder of this proxy statement has been divided into three sections. You should read all three sections.

  I. Questions and answers: This section provides answers to a number of frequently asked questions.

  II. Proposals to be voted on: This section provides information relating to the proposals to be voted on at the shareholders' meeting.

  III. Required information: This section contains information that is required by law to be included in this proxy statement and which has not been included in Sections I or II.

                            I. QUESTIONS AND ANSWERS

Why have I been sent these proxy materials?

   Our board of directors has sent you this proxy statement and the accompanying proxy card to ask for your vote, as a shareholder of First American, on certain matters that will be voted on at the annual meeting.

What matters will be voted on at the meeting?

  . the election of 13 individuals to serve as directors of our company for the next year;

  . the amendment of our articles of incorporation to change our name to "The First American Corporation;" and

  .  any other business properly raised at the meeting.

   At the time this proxy statement was printed, our board of directors did not know of any other matters to be voted on at the annual meeting.

Who may attend the annual meeting?

   All shareholders of First American.

Who is entitled to vote?

   Shareholders of record as of the close of business on March 27, 2000, the record date, or those with a valid proxy from a bank, brokerage firm or similar organization that held our shares on the record date.

Who is a shareholder of record?

   A shareholder of record is a person or entity whose name appears as an owner of one or more shares of our common stock on the records of our transfer agent as of its close of business on the record date.

How many shares are entitled to vote at the meeting?

   As of the record date, 62,950,988 of our common shares, par value $1.00 per share, were issued, outstanding and entitled to vote at the meeting.

How many votes do I have?

   Each common share is entitled to one vote. However, if cumulative voting applies for the election of directors, you will be entitled to cast more than one vote for each nominee.

How many votes are needed to elect each director?

   Those candidates receiving the highest number of affirmative votes, up to the number of directors to be elected, will be elected directors.

How many votes are needed to approve the name change?

   In order to change our company name, our articles of incorporation must be amended. Approval of more than 50% of our issued and outstanding common shares is required to amend our articles, regardless of how many shares actually attend the meeting in person or by proxy.

What does it mean to cumulate a vote?

   In elections for directors, California law provides that a shareholder, or his or her proxy, may cumulate votes. That is, each shareholder has a number of votes equal to the number of shares owned, multiplied by 13 (the number of directors to be elected), and the shareholder may cumulate such votes for a single candidate, or distribute such votes among as many candidates as he or she deems appropriate. However, a shareholder may cumulate votes only for a candidate or candidates whose names have been properly placed in nomination prior to the voting, and only if the shareholder has given notice at the meeting, prior to the voting, of his or her intention to cumulate votes for the candidates in nomination. Unless you give different instructions, your proxy gives discretionary authority to the appointees to vote your shares cumulatively. Cumulative voting does not apply to any proposal other than the election of directors.

Who are the board nominees?

   The 13 nominees are:

   George L. Argyros      James L. Doti         Parker S. Kennedy Virginia M. Ueberroth
   Gary J. Beban          Lewis W. Douglas, Jr. Frank E. O'Bryan
   J. David Chatham       Paul B. Fay, Jr.      Roslyn B. Payne
   Hon. William G. Davis  D. P. Kennedy         D. Van Skilling

   All of the nominees are current board members. See pages 8 through 10 for biographical information regarding the nominees.

How do I vote?

   You can vote on matters that properly come before the meeting in one of four ways:

 You may vote by mail.

   You do this by signing and dating the proxy card and mailing it in the enclosed, prepaid and addressed envelope within the required time. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

 You may vote by telephone.

   You do this by following the instructions accompanying the proxy card. If you vote your proxy by telephone, you do not have to mail in your proxy card. Some shareholders may not be able to vote their proxy by telephone.

 You may vote on the Internet.

   You do this by following the instructions accompanying the proxy card. If you vote your proxy on the Internet, you do not have to mail in your proxy card. Some shareholders may not be able to vote their proxy on the Internet.

 You may vote in person at the meeting.

   You can vote in person at the meeting. However, if you hold your shares in street name (in the name of a bank, broker or some other nominee), you must request and receive a legal proxy from the record owner prior to the meeting in order to vote at the meeting.

What happens if I sign and return my proxy card, but don't mark my votes?

   D. P. Kennedy, Parker S. Kennedy or Mark R Arnesen, our chairman, president and secretary, respectively, will vote your shares in their discretion as proxies.

Can I revoke my proxy?

   You have the power to revoke your proxy at any time before the polls close at the meeting. You may do this by:

  .  signing and returning another proxy with a later date;

  . submitting written notice of your revocation to our secretary at our mailing address on the cover page of this proxy statement;

  . voting your proxy by telephone or on the Internet (only your latest proxy is counted); or

  .  voting in person at the meeting.

What happens if my shares are held under the name of a brokerage firm?

   If your shares are held in street name, your brokerage firm, under certain circumstances, may vote your shares. Brokerage firms have authority under New York Stock Exchange rules to vote customers' unvoted shares on certain "routine" matters, including the election of directors and change of name. If you do not vote your proxy, your brokerage firm may either:

  .  vote your shares on routine matters; or

  .  leave your shares unvoted.

   We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures that your shares will be voted at the meeting. You may have granted to your stockbroker discretionary voting authority over your account. Your stockbroker may be able to vote your shares depending on the terms of the agreement you have with your stockbroker.

Who will count the vote?

   An employee of First American will serve as the inspector of elections and count the votes.

What does it mean if I get more than one proxy card?

   It means that you have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all your shares are voted.

What constitutes a "quorum?"

   A "quorum" refers to the number of shares that must be represented at a meeting in order to lawfully conduct business. A majority of the outstanding common shares entitled to vote at the annual meeting, present in person or represented by proxy, will constitute a quorum at the meeting. Abstentions and broker nonvotes will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business, but will not otherwise affect proposals voted upon. Without a quorum, no business may be transacted at the annual meeting. However, whether or not a quorum exists, a majority of the voting power of those present at the annual meeting may adjourn the annual meeting to another date, time and place.

What is a "broker nonvote" and how is it treated?

   A "broker nonvote" occurs with respect to a proposal to be voted on if a broker or other nominee does not have the discretionary authority to vote shares and has not received voting instructions from the beneficial owners with respect to such proposal. Broker nonvotes are treated as present for purposes of establishing the presence or absence of a quorum, but will not otherwise affect the outcome of the votes on proposals acted upon at the meeting.

What percentage of stock do the directors and executive officers own?

   Together, they owned approximately 8.75% of our common shares as of the record date. See pages 12 through 14 for more details.

When are shareholder proposals for our next annual meeting due in order to be included in the proxy statement?

   We will consider proposals submitted by shareholders for inclusion in the proxy statement for the annual meeting to be held in 2001 if they are received no later than December 14, 2000. See page 27 for more details.

Who is paying the cost of preparing, assembling and mailing the notice of the annual meeting of shareholders, proxy statement and form of proxy, and the solicitation of the proxies?

   First American. We will also pay brokers and other nominees for the expenses of forwarding solicitation materials to their principals.

Who may solicit proxies?

   In addition to this proxy statement, our directors, officers and other regular employees may solicit proxies. None of them will receive any additional compensation for such solicitation. Morrow & Company, Inc., 445 Park Avenue, New York, New York 10022, has been engaged by the company to solicit proxies at an estimated cost of $6,000 plus reimbursement of reasonable expenses.

How will solicitors contact me?

   People soliciting proxies may contact you in person, by mail, by telephone, by e-mail or by facsimile.

Does the board of directors have any recommendations with respect to the listed proposals?

   The board of directors recommends that you vote "FOR" the slate of director candidates proposed in this proxy statement and "FOR" the proposal to change the name of our company to "The First American Corporation."

Who are the largest principal shareholders outside of management?

   The following table lists as of the record date the persons or groups of shareholders who are known to us to be the beneficial owners of 5% or more of our common shares. The information regarding beneficial owners of 5% or more of our common shares was gathered by us from the filings made by such owners with the SEC. Shares that may be acquired within 60 days are treated as outstanding for purposes of determining the amount and percentage beneficially owned. This table does not include shares beneficially owned by our directors and officers and entities controlled by them. See the table headed "Security Ownership of Management" on pages 12 through 14 for that information.

                                          Amount and Nature of
        Names of Beneficial Owners        Beneficial Ownership Percent of Class
        --------------------------        -------------------- ----------------
   First American Trust FSB, as trustee
    of certain of the company's benefit
    plans...............................       8,839,574(1)         14.04%

   Gilder Gagnon Howe & Co. LLC.........       4,015,896(2)          6.38%

   EQSF Advisers, Inc. and M. J. Whitman
    Advisers, Inc. .....................       4,415,365(3)          7.02%

--------
(1) Of the shares set forth in the table, 5,759,222 are held by First American Trust, our wholly owned subsidiary, as trustee pursuant to our Employee Profit Sharing and Stock Ownership Plan, and 2,674,137 are held by the trust company as trustee pursuant to our 401(k) Savings Plan. Both plans require the trustee to vote the shares as directed by employee account holders or, in the absence of such direction, as directed by the committee responsible for administering the plans. The committee is composed of eight members, including Parker S. Kennedy, Mark R Arnesen, Thomas A. Klemens and John W. Long, who are all executive officers of our company. The committee does not have the power to dispose of the shares. The trustee does not have discretion to vote shares as to which no direction is received. Accordingly, shares for which no direction is received from the holder of such shares or the committee are not voted.

   In addition, 406,215 shares are held by the trust company as trustee of First American's Pension Trust as part of the diversified investment fund of that trust. Parker S. Kennedy, Mark R Arnesen, Thomas A. Klemens and John W. Long, executive officers of First American, serve on an eight-member committee, a majority of which may, under the terms of the trust agreement governing the trust, and subject to applicable law, direct the disposition of the securities held by the trustee. The trust company is located at 421 North Main Street, Santa Ana, California 92701.

(2) Information on the number of shares and voting and investment power is based on statements contained in the amendment to Schedule 13G filed with the SEC on February 14, 2000, by Gilder Gagnon Howe &

    Co. LLC, a securities broker-dealer registered with the SEC that acquired the shares in the ordinary course of its business. The amended Schedule 13G indicates that this broker-dealer has sole power to vote 27,111 of the reported common shares and shares the power to dispose of all of the reported shares. Of the shares reported, 3,928,152 are held for the accounts of customers, 60,633 shares are held for the accounts of members of the broker-dealer and their families, and 27,111 shares are held for the account of the profit-sharing plan of the broker-dealer. The broker-dealer is located at 1775 Broadway, 26th Floor, New York, New York 10019.

(3) Voting and investment power and the number of shares set forth in the table are based entirely on statements contained in the amendment to
    Schedule 13G filed jointly by EQSF Advisors, Inc., M. J. Whitman Advisors, Inc., and Martin J. Whitman with the SEC on February 14, 2000. The amended
    Schedule 13G indicates that the shares were acquired in the ordinary course of business and are held (a) by EQSF on behalf of Third Avenue Value Fund, an investment company registered with the SEC, with respect to 3,145,000 of the reported shares, (b) by EQSF on behalf of various other registered investment companies with respect to an aggregate of 359,800 of the reported shares and (c) by MJWA on behalf of various clients for whom MJWA acts as investment advisor with respect to an aggregate of 910,565 of the reported shares. Martin J. Whitman disclaims ownership of the reported shares and is included in the amended Schedule 13G as a beneficial owner by virtue of his position as the chief executive officer and controlling person of EQSF and MJWA. The principal business address of EQSF, MJWA and Mr. Whitman is 767 Third Avenue, New York, New York, 10017.

                                 II. PROPOSALS

                                   Proposal 1

                             Election Of Directors

   Our bylaws require that directors be elected annually and that the number of directors be not less than nine nor more than 17. By resolution, the board has fixed the number of directors at 13. The 13 persons named below are nominated for election as directors to serve until the next annual meeting or as soon thereafter as their successors are duly elected and qualified.

   Votes by the company's proxy holders will be cast in such a way as to effect the election of all nominees listed below or as many as possible under the rules of cumulative voting. Unless otherwise specified by you in your proxy card, the proxies solicited by our board will be voted "FOR" the election of these nominees. If any nominee should become unable or unwilling to serve as a director, the proxies will be voted for such substitute nominee(s) as shall be designated by the board. The board presently has no knowledge that any of the nominees will be unable or unwilling to serve.

   The following list provides information with respect to each person nominated and recommended to be elected by the current board. See the section "Security Ownership of Management" beginning on page 12 for information pertaining to stock ownership of the nominees. Except for Parker S. Kennedy, who is D. P. Kennedy's son, there are no family relationships among any of the nominees for director or any of the executive officers of the company. There are no arrangements or understandings between any nominee and any other person pursuant to which any nominee was or is to be selected as a director. All of the nominees currently are directors of the company.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING NOMINEES:

                                  Principal Occupation(s)
                               Since 1995 (arranged by title,     Director  Directorships Held in
           Name           Age       company & industry)            Since    Other Public Companies
---------------------------------------------------------------------------------------------------
 George L. Argyros         63 Chairman and Chief Executive Officer  1988   Doskocil Manufacturing
                               Arnel & Affiliates                          Company, Inc., DST
                               diversified investment company              Systems, Inc., The
                                                                           Newhall Land and Farming
                                                                           Company and Rockwell
                                                                           International
                                                                           Corporation

 Gary J. Beban             53 Senior Executive Managing Director    1996   CB Richard Ellis
                               CB Richard Ellis, Inc.                      Services, Inc.
                               commercial real estate services


 J. David Chatham          49 President and Chief Executive Officer 1989   None
                               Chatham Holdings Corporation
                               real estate development and
                               associated industries

 Hon. William G. Davis(1)  70 Counsel                             1992   Algoma Steel, Inc.,
                               Torys  (a law firm)                       Corel Corporation, Magna
                               legal services                            Entertainment Corp. and
                                                                         Magna International Inc.

                              Principal Occupation(s) Since 1995        Director   Directorships Held in
        Name           Age (arranged by title, company & industry)       Since     Other Public Companies
---------------------------------------------------------------------------------------------------------
James L. Doti           53     President and Donald Bren Distinguished    1993    Fleetwood Enterprises,
                               Professor of Business and Economics                Inc., Remedy Temp, Inc.
                               Chapman University                                 and Standard Pacific
                               education                                          Corp.

Lewis W. Douglas, Jr.   75     Chairman                                   1971(2) None
                               Stanley Energy, Inc.
                               oil exploration

Paul B. Fay, Jr.        81     President                                  1967    Vestaur Securities Inc.
                               The Fay Improvement Company
                               financial consulting and business
                               ventures

D. P. Kennedy           81     Chairman of the Board                      1956    None
                               The First American Financial Corporation
                               title insurance and services, real
                               estate information and services and
                               consumer information and services

Parker S. Kennedy       52     President                                  1987    None
                               The First American Financial Corporation
                               title insurance and services, real
                               estate information and services and
                               consumer information and services
                               Chairman of the Board (1999 to present)
                               President (1989-1999)
                               First American Title Insurance Company,
                               a subsidiary of our company
                               title insurance and services

Frank E. O'Bryan        66     Chairman of the Board (1997 to present)    1994    None
                               WMC Mortgage Corporation
                               mortgage lending
                               Chairman of the Board (1985-1997)
                               Spring Mountain Group
                               escrow and savings and loan holding
                               company

Roslyn B. Payne         53     President                                  1988    None
                               Jackson Street Partners, Ltd.
                               real estate venture capital and
                               investments

                               Principal Occupation(s)
                           Since 1995 (arranged by title,     Director  Directorships Held in
        Name           Age       company & industry)            Since    Other Public Companies
-----------------------------------------------------------------------------------------------
D. Van Skilling         66 Private Investor (1999 to present)   1998    Lamson & Sessions Co.
                           Chairman Emeritus (1999 to
                            present) Chairman and Chief
                            Executive Officer (1996 to
                            1999)
                            Experian Information
                            Solutions, Inc.
                            information services and solutions
                            for direct marketing and credit
                            industries

                            Executive Vice President
                            (1989-1996)
                            TRW Inc.
                            diversified automotive, aerospace
                            and information services

Virginia M. Ueberroth   60 President                            1988    None
                            Ueberroth Family Foundation
                            philanthropy

--------
(1) Mr. Davis was the Premier of the Province of Ontario (Canada) from 1971 to 1985.
(2) Mr. Douglas also was a director of the company during the period 1961-1967.

                                   Proposal 2

                   Amendment of the Articles of Incorporation
                       to Change the Name of Our Company

   The board of directors is asking you to approve an amendment to our company's articles of incorporation to change the name of the company to "The First American Corporation." The directors believe it is desirable to delete the word "Financial" because our company's business has expanded over the years to include a broad array of nonfinancial services. The proposed amendment will not alter or modify the rights, privileges or restrictions of our common shares in any way. Unless otherwise specified by you in your proxy card, the proxies solicited by our board will be voted "FOR" the amendment of the articles of incorporation to effect the name change.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

                           III. REQUIRED INFORMATION

Security Ownership of Management

   The following table sets forth as of the record date the total number of our common shares beneficially owned and the percentage of the outstanding shares so owned by:

  .  each director (and each nominee for director);

  .  each named executive officer; and

  .  all directors and executive officers as a group.

   Unless otherwise indicated in the notes following the table, the shareholders listed in the table are the beneficial owners of the listed shares with sole voting and investment power (or, in the case of individual shareholders, shared power with such individual's spouse) over the shares listed. Shares subject to rights exercisable within 60 days after the record date are treated as outstanding when determining the amount and percentage beneficially owned by a person or entity.

                                                  Number of     Percent if
   Shareholders(1)                              common shares greater than 1%
   ---------------                              ------------- ---------------
   Directors
    George L. Argyros(2)                          1,099,361        1.73%
    Gary J. Beban                                    20,971         --
    J. David Chatham                                 28,319         --
    Hon. William G. Davis                            20,700         --
    James L. Doti                                    25,350         --
    Lewis W. Douglas, Jr.                            34,543         --
    Paul B. Fay, Jr.                                 91,490         --
    D. P. Kennedy(3)                                 77,640         --
    Parker S. Kennedy(3)(4)                       3,443,461        5.41%
    Frank E. O'Bryan                                 30,359         --
    Roslyn B. Payne                                  72,252         --
    D. Van Skilling(5)                               18,802         --
    Virginia M. Ueberroth(6)                         91,795         --

   Named executive officers who are not
    directors
    Thomas A. Klemens(4)                            139,858         --
    Craig I. DeRoy                                   80,169         --
    Gary L. Kermott                                  79,101         --
    John W. Long(4)                                 118,857         --

   All directors, all named executive officers
    and other executive officers as a group
    (19 persons)                                  5,568,765        8.75%

  --------

(1) Of the shares set forth in the table, the following shares are allocated to the individual accounts of the following individuals under the company's employee stock ownership plan ("ESOP"):

       Individual         Shares
       ----------         ------
       D. P. Kennedy      5,078
       Parker S. Kennedy  8,112
       Thomas A. Klemens  2,450
       Craig I. DeRoy       131
       Gary L. Kermott    3,409
       John W. Long         887

     These individuals can direct the ESOP trustee to vote their ESOP shares. These individuals do not have dispositive power over their ESOP shares. First American Trust FSB, a wholly owned subsidiary of the company, is the trustee of the ESOP.

     The shares set forth in the table include for the following individuals the following shares which those individuals have the right to acquire within 60 days of March 27, 2000, the record date for this meeting:

       Individual             Shares
       ----------             -------
       George L. Argyros       20,250
       Gary J. Beban           17,250
       J. David Chatham        13,500
       Hon. William G. Davis   20,250
       James L. Doti           20,250
       Lewis W. Douglas, Jr.   20,250
       Paul B. Fay, Jr.        20,250
       D. P. Kennedy           66,000
       Parker S. Kennedy      102,000
       Frank E. O'Bryan        20,250
       Roslyn B. Payne         20,250
       D. Van Skilling         13,500
       Virginia M. Ueberroth   20,250

       Thomas A. Klemens       84,000
       Craig I. DeRoy          59,000
       Gary L. Kermott         52,500
       John W. Long            34,500

(2) Includes 43,600 shares held by Mr. Argyros as the trustee, with investment power over such securities, of three trusts for the benefit of his family members. In addition, 735,291 shares are held by a nonprofit corporation whose four-member board of directors includes George L Argyros and his wife, which board directs the voting and disposition of such shares and 18,800 shares are held by another nonprofit corporation with a similar board having similar voting and dispositive power. Mr. Argyros is a director, C.E.O. and shareholder of two companies that hold an aggregate of 59,700 shares.


(3) Of the shares credited to Parker S. Kennedy, president of First American, 10,000 shares are owned directly and 3,323,349 shares are held by Kennedy Enterprises, L.P., a California limited partnership of which Parker S. Kennedy is the sole general partner and D. P. Kennedy, Parker S. Kennedy's father, is one of the limited partners. The limited partnership agreement pursuant to which the partnership was formed provides that the general partner has all powers of a general partner as provided in the California Uniform Limited Partnership Act, provided that the general partner is not permitted to cause the partnership to sell, exchange or hypothecate any of its shares of stock of First American without the prior written consent of all of the limited partners. Of the shares held by the partnership, 457,277 are allocated to the capital accounts of Parker S. Kennedy and 2,045,600 are allocated to the capital account of D. P. Kennedy. The balance of the shares held by the partnership is allocated to the capital accounts of the other limited partners, who are family members of the Kennedys. Except to the extent of his voting power over the shares allocated to the capital accounts of the limited partners, Parker S. Kennedy disclaims beneficial ownership of all shares held by the partnership other than those allocated to his own capital accounts.

(4) In addition to the shares set forth in the table, 406,215 are held in trust under our pension plan as part of the diversified investment of the trust's assets. Parker S. Kennedy, Thomas A. Klemens, John W. Long and Mark R Arnesen, executive officers of the company, serve on a committee of eight persons, the majority of which may direct the disposition of the securities held as trust assets.

(5) Includes 1,100 shares held by a nonprofit corporation for which Mr. Skilling serves as a director and officer. In his capacity as an officer, Mr. Skilling has the power, acting alone, to direct the voting and disposition of the shares.

(6) The shares set forth in the table include 5,000 shares held by a nonprofit corporation whose six-member board of directors is composed of Mrs. Ueberroth and her husband and children. In her capacity as an officer of that corporation, Mrs. Ueberroth has the power, as do certain other officers, to direct the voting and disposition of the shares.

Board and Committee Meetings

   Our board of directors held seven meetings during 1999. Each director attended 75% or more of the meetings of the board and the board committees on which the director served, if any, except Messrs. O'Bryan and Skilling. From time to time, our board may act by unanimous written consent as permitted by the laws of the State of California.

   Our board of directors has an audit committee. The members of the audit committee are Messrs. Chatham (chairman), Doti, Fay, O'Bryan, and Mrs. Ueberroth. The functions performed by this committee include selecting our independent auditor, directing and supervising investigations into matters within the scope of its duties, overseeing the company's "year 2000 readiness" program, reviewing with the independent auditor the plan and results of its audit, reviewing internal auditing procedures and results, and determining the nature of other services to be performed by, and fees to be paid to, the independent auditor. During 1999, our audit committee met seven times.

   Our board of directors also has a compensation committee. The members of the compensation committee are Messrs. Beban, Chatham, Davis, Doti, Douglas (chairman) and Fay. This committee establishes compensation rates and procedures with respect to our senior management and the senior management of our subsidiaries, including bonus awards. During 1999, our compensation committee met four times.

Transactions with Management and Others

   On July 30, 1999, First American purchased one nonvoting unit of membership interest (0.46%) in Lone Cypress Company, LLC. The purchase price of $2.0 million was established in a private offering memorandum covering up to 200 such units that was circulated to potential investors in connection with the LLC's financing of its acquisition of the Pebble Beach Company. The Pebble Beach Company owns four golf courses, two hotels, a spa, the "17-Mile Drive" and other real property in Northern California. The voting members of the LLC include the Ueberroth Family Trust, of which Virginia M. Ueberroth, a director of our company, and her husband, Peter V. Ueberroth, are trustees and primary beneficiaries. Mr. Ueberroth is a director and co-chairman of the board of the LLC. The purchase was approved by our board of directors, with Mrs. Ueberroth abstaining from the vote.

Executive Officers

   The following provides information regarding our executive officers.

   Name                Position Held                                       Age
   ----                -------------                                       ---
   D. P. Kennedy       Chairman                                            81
   Parker S. Kennedy   President                                           52
   Thomas A. Klemens   Executive Vice President, Chief Financial Officer   49
   Craig I. DeRoy      Executive Vice President, General Counsel           47
   Gary L. Kermott     Executive Vice President                            46
   John W. Long        Executive Vice President                            44
   Curt A. Caspersen   Executive Vice President                            41
   Mark R Arnesen      Vice President, Secretary, Corporate Counsel        47

   All officers of the company are appointed annually by the board of directors subsequent to its election.

  . D. P. Kennedy has been our chairman since 1993, and served as our president from 1963 to 1993. He also serves as the vice chairman and director of First American Title Insurance Company, a subsidiary of the company.

  . Parker S. Kennedy, who is D. P. Kennedy's son, has been our president since 1993, and served as our executive vice president from 1986 to 1993. He has been employed by our subsidiary, First American Title Insurance Company, since 1977 and became a vice president of that company in 1979. During 1983, he was appointed executive vice president of First American Title Insurance Company, and in 1989 was appointed its president. He now serves as its chairman, a position to which he was appointed in 1999.

  . Thomas A. Klemens has been our executive vice president and chief financial officer since 1996, served as our vice president, chief financial officer from 1993 to 1996, and served as our principal accounting officer from 1992 to 1993. First American Title Insurance Company has employed Mr. Klemens as vice president since 1985, as controller from 1985 to 1993 and as chief financial officer from 1993 to 1998.

  . Craig I. DeRoy has been our executive vice president and general counsel since 1996, and served as our vice president, general counsel from 1993 to 1996. He also serves as vice president of First American Title Insurance Company, a position he has held since 1993. From 1993 to 1998, he also served as general counsel of First American Title Insurance Company.

  . Gary L. Kermott has been executive vice president of our company since 1999 and president of First American Title Insurance Company since 1999, and was its executive vice president from 1996 to 1999 and its chief operating officer from 1997 until becoming president. He has been with our company or a subsidiary in various capacities since 1983.

  . John W. Long has been executive vice president of our company since 1999 and president of First American Real Estate Information Services, Inc., a subsidiary of our company, since 1993. He served as executive vice president of that subsidiary from 1991 to 1993.

  . Curt A. Caspersen was named executive vice president of our company this year. He has been executive vice president of First American Real Estate Information Services, Inc., since 1996 and vice president of First American Title Insurance Company since 1993.

  . Mark R Arnesen has been vice president, secretary and corporate counsel of our company and of First American Title Insurance Company since 1992. He has been vice president of First American Title Insurance Company since 1989, and has served that company in various capacities since 1979.

Executive Compensation

   The table below describes the compensation paid, earned and awarded for the last three years to our chief executive officer and five other most highly compensated executive officers who were serving at the end of 1999 for all services rendered to the company and its subsidiaries. We sometimes refer to these people in this proxy statement as our "named executive officers." All share amounts have been adjusted to reflect the three-for-two stock split which occurred on January 15, 1998, and the three-for-one stock split which occurred on July 17, 1998.

                           Summary Compensation Table

                                                                        Long-Term
                                          Annual Compensation          Compensation
                                  ------------------------------------ ------------
                                                                        Securities
                                                        Other Annual    Underlying     All Other
Name and Principal Position  Year  Salary(1)  Bonus(2) Compensation(3)  Options     Compensation(4)
---------------------------  ---- ----------- -------- --------------- ------------ ---------------
D. P. Kennedy                1999 $301,900(5) $    -0-        --             --      $205,090(6)
 Chairman                    1998  317,300(5)  155,000        --          30,000      175,794(6)
                             1997  301,850(5)  148,184        --             --       147,853(6)

Parker S. Kennedy            1999  430,920(7)      -0-        --             --         4,036
 President                   1998  401,120(7)  457,200        --          30,000        5,626
                             1997  401,120(7)  253,966        --             --         2,998

Thomas A. Klemens            1999  287,720(8)  200,000        --             --         3,874
 Executive Vice President,   1998  262,700(8)  411,326        --          30,000        5,398
 Chief Financial Officer     1997  227,696(8)  226,256        --             --         2,998

Craig I. DeRoy               1999  280,920     200,000        --             --         3,874
 Executive Vice President,   1998  255,900     411,326        --          30,000        5,398
 General Counsel             1997  220,896     226,256        --             --         2,998

Gary L. Kermott(9)           1999  251,940(9)  200,000        --             --         3,874
 Executive Vice President    1998     --           --         --             --           --
                             1997     --           --         --             --           --

John W. Long(10)             1999  237,750     200,000        --             --         3,772(10)
 Executive Vice President    1998     --           --         --             --           --
                             1997     --           --         --             --           --

--------
 (1) Includes, in addition to regular salary, a fee of $150 for each meeting of the board of directors attended by the named executive officer during the years covered in the table.

 (2) Consists of cash bonuses and the dollar value of noncash (stock) bonuses. Officers of our company and its subsidiaries are eligible for such bonuses. Bonuses are awarded during the year following the fiscal year to which the bonus relates. Bonus awards are based on an evaluation by the compensation committee of the performance of the individual and our company during the preceding fiscal year. For services rendered during 1999, 1998 and 1997, respectively, 0, 508 and 371 individuals were awarded stock bonuses. During the years 1998 and 1997, respectively, an aggregate of 147,341 and 194,610 common shares was awarded annually to all participants in our stock bonus plan. None of the officers of our company was awarded a stock bonus with respect to services rendered during 1999. The following table sets forth the cash bonus awards and the amount and value of the stock bonus awards received by the named executive officers for services rendered during the three years included in the summary compensation table above.

    Name and                                          Fair Market
    Principal                 Cash    Stock Bonus  Value of Award on
    Position           Year  Bonus   (# of shares)   Date of Award
    ---------          ---- -------- ------------- -----------------
    D. P. Kennedy      1999 $    -0-       -0-          $   n/a
                       1998  100,000     2,500           55,000
                       1997  100,000     3,375           48,184

    Parker S. Kennedy  1999      -0-       -0-              n/a
                       1998  400,000     2,600           57,200
                       1997  200,000     3,780           53,966

    Thomas A. Klemens  1999  200,000       -0-              n/a
                       1998  360,000     2,333           51,326
                       1997  180,000     3,240           46,256

    Craig I. DeRoy     1999  200,000       -0-              n/a
                       1998  360,000     2,333           51,326
                       1997  180,000     3,240           46,256

    Gary L. Kermott    1999  200,000       -0-              n/a
                       1998      n/a       n/a              n/a
                       1997      n/a       n/a              n/a

    John W. Long       1999  200,000       -0-              n/a
                       1998      n/a       n/a              n/a
                       1997      n/a       n/a              n/a

 (3) In the interest of retaining our named executive officers, we and our subsidiaries may have paid or provided certain incidental perquisites and other personal benefits to the named executive officers. However, the expenses incurred by us and our subsidiaries in providing such perquisites and benefits to the named executive officers did not, for any fiscal year covered, exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for such year for any of the named executive officers. In accordance with the rules of the SEC, the amounts of such perquisites and benefits are not included in the summary compensation table.

 (4) Consists of the matching contributions made to the named executive officer's account in our 401(k) savings plan during, or with respect to, the covered fiscal year, plus the dollar value of insurance premiums paid by, or on behalf of, us during the covered fiscal year with respect to term life insurance for the benefit of such officer.

 (5) The compensation shown in the "Salary" column of the table includes fees totaling $1,000, $1,400 and $950, which were earned by D. P. Kennedy for services he rendered as a director of our subsidiaries during 1999, 1998 and 1997, respectively.

 (6) The amounts shown in the last column of the summary compensation table include, for each fiscal year covered, the distributions made to D. P. Kennedy from our pension plan, which were required to be made under provisions of the federal tax laws. For further information, please refer to "Pension Plan" below. The compensation shown also includes cash and the value of stock, aggregating $95,480, $64,561 and

      $43,164, distributed to Mr. Kennedy during 1999, 1998 and 1997, respectively, from his account in our profit sharing plan attributable to contributions made by us and our participating subsidiaries in years prior to those covered in the table and earnings on those contributions. These distributions were required to be made under provisions of the federal tax laws.

 (7) The compensation shown in the "Salary" column of the table includes fees totaling $200 for each of 1998 and 1997, which were earned by Parker S. Kennedy for services he rendered as a director of our subsidiaries during those years. Mr. Kennedy did not earn such fees during 1999.

 (8) The compensation shown in the "Salary" column of the table includes fees totaling $6,800 in each of 1999, 1998 and 1997, which were earned by Mr. Klemens for services he rendered as a director of our subsidiaries during those years.

 (9) Gary L. Kermott was not an officer of our company prior to being named Executive Vice President in 1999. The amount shown in the "Salary" column of the table includes fees totaling $1,000, which were earned by him for services rendered as a director of our subsidiaries during 1999.

(10) John W. Long was not an officer of our company prior to being named Executive Vice President in 1999. Mr. Long is the only named executive officer who participated in our company's deferred compensation plan, discussed below under the heading "Deferred Compensation Plan," during the years covered in the table. However, no contributions or payments were made to that plan by our company for the benefit of Mr. Long in excess of the market interest rate determined in accordance with the rules and regulations of the SEC.

Stock Option Exercises

   The following table provides information with respect to stock options exercised and held by each of the executive officers named in the summary compensation table for fiscal 1999. All share amounts, values and exercise prices have been adjusted to reflect the three-for-two stock split that occurred on January 15, 1998, and the three-for-one stock split that occurred on July 17, 1998.

                Aggregated Option Exercises in Last Fiscal Year
                     and Fiscal Year-End Option Values(1)

                                          Number of Securities
                                         Underlying Unexercised     Value of Unexercised
                                               Options at           In-The-Money Options
                     Shares                  Fiscal Year-End        at Fiscal Year-End(2)
                    Acquired    Value   ------------------------- -------------------------
Name               on Exercise Realized Exercisable Unexercisable Exercisable Unexercisable
----               ----------- -------- ----------- ------------- ----------- -------------
D. P. Kennedy           --     $    --    42,000       60,000      $242,766     $242,766
Parker S. Kennedy       --          --    73,500       69,000       455,186      303,458
Thomas A. Klemens       --          --    60,000       60,000       364,149      242,766
Craig I . DeRoy         --          --    35,000       60,000       195,562      242,766
Gary L. Kermott         --          --    33,000       51,000       182,075      182,075
John W. Long         22,500     276,885    6,000       69,000           -0-      303,458

--------
(1) Each of the options disclosed in the table vests, and can be exercised by the option holder, in 20% annual increments commencing on the first anniversary of the date on which the option was granted.

(2) The value of each unexercised option is based on the difference between the closing price of our common shares on the New York Stock Exchange on December 31, 1999, which was $12.4375, and the adjusted exercise price of such option.

Pension Plan

                            Annual Pension Benefits

   Remuneration
   (Final Average Pay)(1)              Years of Benefit Service
   ----------------------  -------------------------------------------------
                              5      10      20      30       40       50
   $100,000                $ 4,850 $10,950 $23,150 $35,350 $ 47,550 $ 59,750
    125,000                  6,100  13,763  29,088  44,413   59,738   75,063
    150,000                  7,350  16,575  35,025  53,475   71,925   90,375
    175,000                  8,600  19,388  40,963  62,538   84,113  105,688
    200,000                  9,850  22,200  46,900  71,600   96,300  121,000
    225,000                 11,100  25,013  52,838  80,663  108,488  136,313
    250,000                 12,350  27,825  58,775  89,725  120,675  151,625
    275,000 or more         13,600  30,638  64,713  98,788  132,863  166,938

--------
  (1) Final average pay is defined as the highest consecutive five-year average "pay," as defined in the plan, during the last 10 years of employment.

   The above table sets forth estimated annual benefits upon retirement (assuming such benefits will be paid in the form of a life annuity) at various compensation levels and years of service under our pension plans. Subject to certain conditions of age and tenure, all regular employees of the company and participating subsidiaries are eligible to join our qualified pension plan.

   In order to participate, during plan years ending on or prior to December 31, 1994, an employee was required to contribute 1 1/2% of pay (i.e., salary, plus cash bonuses, commissions and other pay) to the plan. As a result of amendments to the pension plan that were adopted in 1994, during plan years commencing after December 31, 1994, an employee is not required to contribute to the plan in order to participate.

   A participant generally vests in his accrued benefit attributable to the company's contributions upon the completion of three years of service or, if earlier, the attainment of normal retirement age while an employee. Normal retirement age is defined under the plan as the later of the employee's attainment of age 65 or his third anniversary of participation in the plan.

   Upon retirement at normal retirement age, an employee receives full monthly benefits which are equal, when calculated as a life annuity:

  . for years of credited service with the company and its subsidiaries as of December 31, 1994, to 1% of the first $1,000 and 1 1/4% of remaining final average pay (i.e., the average of the monthly "pay," as defined above, during the five highest paid consecutive calendar years out of the last 10 years prior to retirement) times the number of years of credited service as of December 31, 1994; and

  . for years of credited service with the company and its subsidiaries after December 31, 1994, to 3/4% of the first $1,000 and 1% of the remaining final average pay times the number of years of credited service subsequent to December 31, 1994.

An employee with at least three years of participation in the plan may elect to retire after attaining age 55, but prior to age 65, and receive reduced benefits.

   We fund the plan based on actuarial determinations of the amount required to provide the stated benefits. The table is based on retirement at age 65 or later, with contributions having been made by the employee in each year of credited service prior to 1995. The benefits are not subject to deduction for Social Security payments or any other offsets. Currently, D. P. Kennedy, Parker
S. Kennedy, Thomas A. Klemens, Craig I. DeRoy, Gary L. Kermott and John W. Long have 51, 23, 14, 6, 17 and 9 years, respectively, of credited service.

   The compensation levels shown in the table are less than those set forth in the summary compensation table because the federal tax law limits the maximum amount of pay that may be considered in determining benefits under the tax-qualified pension plan, and our pension restoration plan, which is described below, does not make up for these limits for pay exceeding $275,000. The limit on pay that could be recognized by tax-qualified retirement plans was $200,000 in 1989. This amount was adjusted for inflation for each year through 1993, when the limit was $235,840. In 1993, this limit was decreased to $150,000 for plan years beginning in 1994. The $150,000 limit has been adjusted for inflation and was increased to $160,000 as of January 1, 1997, and to $170,000 as of January 1, 2000. The highest final average pay that could be considered in determining benefits accruing under the pension plan before 1994 is $219,224, and the highest final average pay that can currently be considered in determining benefits accruing after 1993 is $160,000.

   During 1996, we adopted our pension restoration plan. This plan is an unfunded, nonqualified plan designed to make up for the benefit accruals that are restricted by the indexed $150,000 pay limit. However, in order to limit its expense, the pension restoration plan does not make up for benefit accruals on compensation exceeding $275,000. The pension restoration plan also makes up for benefits that cannot be paid from our pension plan because of limitations imposed by the federal tax laws. Vesting of benefits payable to an employee under our pension restoration plan occurs at the same time that vesting occurs for that employee in his or her pension plan benefits. The pension restoration plan is effective as of January 1, 1994, but only covers employees who were participants in the pension plan on that date. As noted above, January 1, 1994, is the date as of which the pay limit for the pension plan was reduced from $235,840 to $150,000.

   Pursuant to the provisions of the federal tax laws, during 1999, 1998 and 1997, respectively, mandatory distributions totaling $105,371, $105,371 and $101,227 were made to D. P. Kennedy from the pension plan. These amounts are included in the last column of the summary compensation table.

Supplemental Benefit Plan

   We maintain an executive supplemental benefit plan which we believe assists us in attracting and retaining highly qualified individuals for upper management positions. The plan provides retirement benefits for, and preretirement death benefits with respect to, certain key management personnel selected by our board of directors. Under the plan, upon retirement at normal retirement date (the later of age 65 or, unless waived by our board of directors, completion of 10 years of service), a participant receives a joint life and 50% survivor annuity benefit equal to 35% of "final average compensation." "Final average compensation" is the average annual compensation, composed of base salary, plus cash and stock bonuses, for those three calendar years of the preceding 10 years of employment in which it is the highest.

   The benefit is reduced by 5% for each year prior to normal retirement date in which retirement occurs and, until age 70, increased by 5% (compounded in order to approximate the annuitized value of the benefit had retirement occurred at age 65) for each year after such date in which retirement occurs. With respect to such postponed retirement, the plan takes into account covered compensation received until age 70, so that the retirement benefit of an executive who retires after normal retirement date is determined as the greater of the annuitized benefit or the benefit calculated using final average compensation until age 70.

   To be eligible to receive benefits under the plan, a participant must be at least age 55, have been one of our employees, or an employee of one of our subsidiaries, for at least 10 years and, unless waived by our board of directors, covered by the plan for at least five years. A preretirement death benefit is provided consisting of 10 annual payments, each of which equals 50% of final average compensation. Vesting of rights under the plan is accelerated in the event of a "change in control" (as defined in the plan) of our company.

   Currently 47 employees, including D. P. Kennedy, Parker S. Kennedy, Thomas
A. Klemens, Craig I. DeRoy, Gary L. Kermott and John W. Long, have been selected to participate in the plan. The annual benefit payable under the plan to D. P. Kennedy in the event of his retirement is $108,936. The estimated annual benefits payable under the plan to Parker S. Kennedy, Thomas A. Klemens, Craig I. DeRoy, Gary L Kermott and John W. Long upon retirement at normal retirement age, assuming compound annual increases of 5.0% in the relevant portions of compensation shown above in the summary compensation table, are $469,310, $383,421, $420,677, $418,635 and $578,064, respectively.

   The plan is unfunded. We purchase insurance, of which we are the owner and beneficiary, on the lives of the plan participants. This insurance is designed to recover, over the life of the plan, our costs incurred with respect to the plan.

Deferred Compensation Plan

   Our deferred compensation plan gives a select group of management and highly compensated employees the opportunity to elect to defer portions of salary, commissions and bonuses. A committee appointed by our board is responsible for administering the plan, which became effective January 1, 1998. We maintain a deferral account for each participating employee on a fully vested basis for all deferrals. Participants can choose to receive cash benefits in one lump sum or in quarterly payments upon termination of employment or death.

Change of Control Arrangements

   Our supplemental benefit plans and all of our stock option plans (unless our board directs otherwise with respect to our 1997 directors stock option plan) call for accelerated vesting of all benefits and options in the event of a change in control of the company. In addition, as part of our efforts to retain key employees, effective November 12, 1999, we entered into agreements with each of the named executive officers and other designated employees to provide for certain benefits in the event they are terminated within three years after a change in control occurs. A "change in control" means any one of the following:

  . a merger or consolidation in which our shareholders end up owning less than 50% of the voting securities of the surviving entity;

  . the sale, transfer or other disposition of all or substantially all of our assets or the complete liquidation or dissolution of the company;

  . a change in the composition of our board over a two-year period without the consent of a majority of directors in office at the beginning of the two-year period; or

  . the acquisition or accumulation by certain persons of at least 25% of our voting securities.

   If termination of employment occurs without cause or if the employee terminates employment for "good cause," we will pay the following benefits in one lump sum within 10 business days:

  . the employee's base salary through and including the date of termination and any accrued but unpaid bonus;

  . a portion of the employee's annual bonus prorated through the date of termination;

  . any compensation previously deferred by the employee (other than pursuant to a tax-qualified plan) together with any interest and earnings;

  .  accrued and unpaid vacation pay;

  .  unreimbursed business expenses;

  . three times the employee's annual salary in effect immediately prior to the date of termination; and

  . three times the greater of the employee's highest annual incentive bonus (including cash and stock) during the preceding four fiscal years or the employee's anticipated bonus for the remainder of the year.

   We will also continue to pay the health and welfare benefits for the employee and dependents which were in place immediately prior to the termination for a 24-month period following the date of termination. All cash payments will be on an "after-tax basis" so that the employee will receive benefits without being reduced to pay any excise tax. The change-in-control agreements have an initial term of three years and will be automatically extended for additional one-year periods unless our board or the employee with whom the agreement is entered into gives notice not to extend. In addition, if the employee terminates employment for any reason during the 30-day period following the one-year anniversary of the change of control, the employee will receive all of the benefits described above, except that the multiple of annual salary and bonus would be reduced from three to two.

Directors' Compensation

   Each director who is not one of our employees, or an employee of a subsidiary, receives annual compensation of $20,000, a fee of $1,000 for attending each meeting of the board of directors and $500 for attending each committee meeting. Each director who is an employee receives a fee of $150 for attending each meeting of the board. Directors are reimbursed for their expenses incurred in attending meetings of the board and its committees. For fiscal year 1999, each nonemployee director was awarded an option to purchase 6,750 of our common shares at an exercise price of $17.25 per share. These options became exercisable on August 31, 1999.

Compensation Committee Interlocks and Insider Participation

   During 1999, the compensation committee of our board of directors consisted of Messrs. Beban, Chatham, Davis, Doti, Douglas and Fay, all of whom are nonemployee directors. No member of the compensation committee is an executive officer or director of another entity for whom any of our executive officers serves as a director or officer.

   Pursuant to the SEC's regulations, the following report of the compensation committee on executive compensation and the comparative cumulative total return to shareholders graph and accompanying text shall not be deemed to be incorporated by reference into any of our filings under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporates future Securities Act or Securities Exchange Act filings in whole or in part by reference.

Report of the Compensation Committee on Executive Compensation

 Compensation Policy

   The company's compensation program, which has been endorsed by the compensation committee, is designed to enhance shareholder value by providing that a large part of the executive compensation be related to the company's performance, as well as to the contribution of each individual officer. The company's policy is further designed to develop and administer programs that will:

  . attract and retain key executives critical to the company's long-term success;

  . provide median compensation levels that are competitive with others in the company's industry;

  .  motivate executives to enhance long-term shareholder value; and

  . integrate compensation programs with the company's annual planning and measurement processes.

   The annual bonus programs include a cash bonus program, as well as stock option and stock bonus plans designed to encourage and create ownership and retention of the company's shares by its key employees.

 Responsibilities of the Compensation Committee

   The board of directors established the compensation committee in 1979. The committee consists of six independent directors, none of whom is a former or current officer or employee of the company or any of its subsidiaries. The committee reviews and approves the base salaries of the executive officers of the company, as well as the annual bonus programs, incentive plans and executive benefit plans. The committee, as needed, engages compensation and benefits-consulting firms to assist in the performance of its duties. For the year 1999, the committee analyzed the reasonableness of the compensation paid to executive officers. In addition, the committee reviewed information on general compensation trends of related companies. For the purpose of this analysis, the committee used the group of companies whose returns to shareholders compose the peer group index shown in the performance graph below.

   The committee also reviewed published compensation surveys for comparative results against our compensation level. It reviewed the compensation of the company's executive officers for 1999 and believes that the compensation for all executive officers is reasonable in view of the company's performance and industry compensation levels. Measures used for determining the appropriate level of compensation for executive officers include competitive position, profit, profit retention (ratio of profits to revenue), and ability to select and develop executive replacement personnel.

 CEO Compensation

   In December 1998, the committee increased Parker S. Kennedy's base salary for the year 1999 to $430,020, an increase of 7.5% from its previous level of $400,020. The committee made no other increases to

Mr. Kennedy's 1999 salary. Mr. Kennedy's base salary for the year 1999 was, in the opinion of the committee, within the median salary range for chief executive officers in the group of comparable companies. In determining the appropriate salary level, the committee considered the company's market share, the company's earnings relative to its competitors and the benefit the company derives from the retention of its key employees.

   As part of company-wide expense reduction efforts, on December 9, 1999, Mr. Kennedy voluntarily waived a cash bonus.

                                          Compensation Committee

                                          Lewis W. Douglas, Jr., Chairman
                                          Gary J. Beban
                                          J. David Chatham
                                          Hon. William G. Davis
                                          James L. Doti
                                          Paul B. Fay, Jr.

Comparative Cumulative Total Return To Shareholders

   Since December 3, 1993, our common shares have been listed and trading on the NYSE under the trading symbol "FAF." Previously, our shares were traded on the national over-the-counter market and were designated and quoted on the NASDAQ National Market System under the trading symbol "FAMR." The following graph compares the yearly percentage change in the cumulative total shareholder return on our common shares, assuming reinvestment of dividends, with the corresponding changes in the cumulative total returns of the Standard & Poor's 500 Composite Stock Price Index, the Standard & Poor's Financial Index and a peer group index consisting of the following six companies, in each case assuming reinvestment of dividends:

  .  Chicago Title Corp.;

  .  Fidelity National Financial, Inc.;

  .  LandAmerica Financial Group, Inc.;

  .  Old Republic International Corp.;

  . Reliance Group Holdings, Inc. (excluding the period following sale of its title insurance business in 1998 to Lawyers Title Corp., which is now part of the LandAmerica Financial Group, Inc., companies); and

  .  Stewart Information Services Corp.

   The cumulative total shareholder return of the peer group of companies has been included in the graph to provide a comparison with other publicly held companies having subsidiaries that transact the business of title insurance on a nationwide basis.

                Comparison of Five Year Cumulative Total Return*
                                     Among
                  The First American Financial Corporation,**
    S&P 500 Composite Index,** S&P Financial Index** and Custom Peer Group**

                       [PERFORMANCE GRAPH APPEARS HERE]

                    The First
                    American       Custom         S&P       S&P 500
                    Financial       Peer       Financial   Composite
                   Corporation     Group         Index       Index
12/30/94              $100          $100         $100        $100
12/29/95              $159          $159         $154        $138
12/31/96              $250          $174         $208        $169
12/31/97              $456          $258         $309        $226
12/31/98              $898          $337         $344        $290
12/31/99              $354          $197         $357        $351

--------
* Adjusted for reinvestment of dividends. Stock price performance shown is not indicative of future price performance.

** As calculated by Bloomberg Financial Services, to include the reinvestment of dividends.

Section 16(a) Beneficial Ownership Reporting Compliance

   Rules adopted by the SEC require our officers and directors, and persons who own more than 10% of our issued and outstanding common shares, to file reports of their ownership, and changes in ownership, of our shares with the SEC on prescribed forms. Officers, directors and greater-than-ten-percent shareholders are required by the SEC's rules to furnish us with copies of all such forms they file with the SEC.

   Based solely on the review of the copies of the forms received by us, or written representations from reporting persons that they were not required to file a Form 5 to report previously unreported ownership or changes in ownership, we believe that, during our fiscal year ending December 31, 1999, our officers, our directors and the greater-than-ten-percent beneficial owners that we know of complied with all such filing requirements, except for two current directors. George L. Argyros was late in reporting his acquisition of our common shares in July 1999 as trustee of an irrevocable trust for the benefit of his parents, the acquisitions of our common shares by a company he controls during July and October 1999, and the acquisition of our common shares by him individually in September 1999. D. Van Skilling filed a late report covering his acquisition of our common shares in November 1999.

Relationship with Independent Accountants

   The firm of PricewaterhouseCoopers LLP has been selected by our audit committee as independent accountants to audit our books and accounts, as well as those of our subsidiaries, for the year ending December 31, 2000. This firm has served as our independent accountants since 1954.

   A representative of PricewaterhouseCoopers will be present at the meeting. The representative will have the opportunity to make any desired statement and to answer any appropriate questions by the shareholders.

Shareholder Proposals

   In order for a proposal by you or your fellow shareholders to be included in the proxy statement and form of proxy solicited by our board of directors for our next annual meeting of shareholders, the proposal must be received no later than December 14, 2000. This date assumes that the date of our next annual meeting will not be advanced or delayed by more than 30 calendar days from the date of the current annual meeting. If such an event occurs, we will provide you with notice in our earliest possible quarterly report on Form 10-Q of the date by which such proposals must be received in order to be included in the proxy materials.

   If you or your fellow shareholders wish to submit a proposal for consideration at next year's annual meeting without including the same in the proxy statement and form of proxy solicited by our board of directors, you should inform our secretary no later than February 27, 2001, of your intention to do so. If you wait longer, the holders of the proxies solicited by our board of directors may vote on your proposal(s) at their discretion even if they are not mentioned in the proxy statement and form of proxy solicited by our board.

Appraisal Rights

   You are not entitled to appraisal rights in connection with the approval of the proposals to be voted upon at the meeting.

General Information

   We will, upon the written request of any person who is a beneficial owner of our common shares on the record date for the annual meeting, furnish without charge a copy of our annual report filed with the SEC on Form 10-K for the year 1999 and will furnish, at a charge of $10, a copy of the exhibits thereto. Such request should contain a representation that the person requesting this material was a beneficial owner of our shares on the record date. Such request should be sent to the secretary at our address indicated on the first page of this proxy statement.

   The board of directors is not aware of any matters to come before the meeting other than those set forth on the notice accompanying this proxy statement. If any other matters come before the meeting, the holders of the proxies will vote thereon in their discretion.

                                          By Order of the Board of Directors
                                                Mark R Arnesen
                                                   Secretary

Santa Ana, California
April 10, 2000

        [LOGO OF THE FIRST AMERICAN FINANCIAL CORPORATION APPEARS HERE]

                   The First American Financial Corporation
               1 First American Way, Santa Ana, California 92707
                          714-800-3000 . 800-854-3643


                          [MAP DEPICTING LOCATION OF
                                ANNUAL MEETING
                                 APPEARS HERE]



From San Diego: Take I-5 north, transition to I-405 north to 55 north. Exit MacArthur Blvd., turn left under freeway to Imperial Prom. Right to First American Way.

From Los Angeles: Take I-5 south, transition to 55 south. Exit MacArthur Blvd., turn right on MacArthur to Imperial Prom. Right to First American Way.

From Riverside: Take 91 west, transition to 55 south. Exit MacArthur Blvd., turn right on MacArthur to Imperial Prom. Right to First American Way.

        [LOGO OF THE FIRST AMERICAN FINANCIAL CORPORATION APPEARS HERE]

                   The First American Financial Corporation

  Home Office: 1 First American Way, Santa Ana, CA 92707-5913 . 714-800-3000

              [LOGO OF THE FIRST AMERICAN FINANCIAL CORPORATION]

                   The First American Financial Corporation


  Annual Meeting of Shareholders of The First American Financial Corporation

                            Thursday, May 11, 2000
                                    2 p.m.

                             At the home office of
                    The First American Financial Corporation
               1 First American Way, Santa Ana, California 92707

                    Your Vote Is Important to the Company!
--------------------------------------------------------------------------------
    Using the telephone or Internet, you can vote any time, 24 hours a day.

You can vote in one of three ways:

1. Call toll-free 1-877-482-6133 on a touch-tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call

2. Vote by Internet at our Internet Address: www.proxyvoting.
   com/firstamer

3. Mark, sign and date your proxy card and return it promptly in the enclosed postpaid envelope

          See detailed instructions on the reverse side of this form.
--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE
--------------------------------------------------------------------------------

                   The First American Financial Corporation
         1 FIRST AMERICAN WAY SANTA ANA, CALIFORNIA 92707 714-800-3000


              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned shareholder of The First American Financial Corporation hereby appoints D.P. Kennedy, Parker S. Kennedy and Mark R Arnesen, and each of them, with power to each of substitution, to attend the Annual Meeting of Shareholders of said corporation to be held May 11, 2000, at 2 p.m. at the home office of The First American Financial Corporation, 1 First American Way, Santa Ana, California, and any adjournments or postponements thereof; and to vote the shares of the undersigned at such meeting with respect to (1)the election of directors and (2)the approval of the proposed amendment to the Restated Articles of Incorporation of The First American Financial Corporation changing its name, as indicated on the reverse side hereof, with all powers which the undersigned would have if acting in person, including the right in their discretion to cumulate and distribute the aggregate cumulative votes in respect of such shares as they choose among those nominees as to whom the undersigned has not withheld authority; and with discretionary authority to act on such other matters as may properly come before said meeting or any adjournments or postponements thereof.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED SPECIFICALLY ON THE PROPOSALS LISTED ON THE REVERSE SIDE HEREOF AS THERE SPECIFIED. WHERE NO SPECIFICATION IS MADE, SAID SHARES SHALL BE VOTED FOR THE PROPOSALS.

              [LOGO OF THE FIRST AMERICAN FINANCIAL CORPORATION]

                   The First American Financial Corporation
-------------------------------------------------------------------------------
                             Online Access Is Here!
      Using the telephone or Internet, you can vote any time, 24 hours a day. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

To vote your proxy by telephone, follow these instructions:
1. Call toll-free 1-877-482-6133 on a touch-tone telephone
2. Have your proxy card in hand when you call; you will be prompted to enter your 7-digit Control Number that is located below
3. Follow the simple instructions the Vote Voice provides you
   --------------------------------------------------------------------------
           Option A: To vote as the Board of Directors recommends on ALL proposals: Press 1
           Option B: If you choose to vote on each item separately: Press 0
   --------------------------------------------------------------------------

To vote your proxy online, follow these instructions:
1. Read the enclosed proxy statement and proxy card
2. Go to the Web site www.proxyvoting.com/firstamer
3. Enter the 7-digit Control Number located on your proxy card below
4. Follow the instructions posted at the Web site

To vote by mail, follow these instructions:
1. Mark, sign and date your proxy card
2. Return your proxy card in the postage-paid envelope we've provided or return it to First American Trust,
   Attn: Transfer Department, P.O. Box 267, Santa Ana, CA 92702-9932
--------------------------------------------------------------------------------

    If you vote by phone or Internet,
   please do not mail your proxy card.
        Thank you for voting.
                                                            Control Number
--------------------------------------------------------------------------------
                          (Continued from  other side)

The Board of Directors recommends a vote FOR items 1 and 2 listed below.

1. Election of Directors FOR [ ] all nominees listed below (except as marked to the contrary below) WITHHOLD AUTHORITY [ ] for all nominees listed below
     (01)George L. Argyros, (02)Gary J. Beban, (03)J. David Chatham, (04)William
     G. Davis, (05)James L. Doti, (06)Lewis W. Douglas, Jr., (07)Paul B. Fay, Jr., (O8)D. P. Kennedy, (09)Parker S. Kennedy, (10)Frank E. O'Bryan,
     (11)Roslyn B. Payne, (12)D. Van Skilling and (13)Virginia M. Ueberroth.

     (INSTRUCTION: to withhold authority to vote for any individual nominee(s), write the name(s) of such nominee(s) on the line below.)

     __________________________________________________________________________

2. Amendment of Restated Articles of Incorporation to change the name of the corporation to "The First American Corporation."
     [  ] FOR      [  ] AGAINST      [  ] ABSTAIN



                                                                  Control Number

____________________________  ___________________  Dated ___________, 2000
Please sign exactly as name appears on stock certificate as shown hereon.

If shares are jointly held, this proxy should be signed by each such joint owner. Executors, administrators, guardians or others signing in a fiduciary capacity should state their full title as such. A proxy executed by a corporation should be signed in its name by its president or any vice president and attested to by its secretary or an assistant secretary; if otherwise executed, please furnish proof of authority.